PARALLAX ENTERTAINMENT, INC.
                             11F, No. 249 Section 1
                               Taipei, Taiwan ROC
                                 886-2-27000008

                              INFORMATION STATEMENT

**WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY**

INTRODUCTION
------------

This Information Statement is being furnished to the stockholders of record of Parallax Entertainment, Inc. (the "Company") as of November 18, 2003, in connection with the adoption of the Articles of Amendment to the Articles of Incorporation ("Articles of Amendment") by the written consent of the holders of a majority in interest of the Company's voting Stock consisting of the Company's outstanding Common Stock, $0.01 par value, (the "Stock"). On November 12, 2003, the Company's Board of Directors approved and recommended that the Articles of Incorporation be amended in order to:

o        Change  the name of the  Company  to Sunrise  Real  Estate  Development
         Group, Inc.

The Articles of Amendment were approved by the written consent dated November 12, 2003 of the stockholder, Olympus Investment Corporation, that owns a majority of the outstanding Stock, and the Articles of Amendment were filed and accepted by the Texas Secretary of State on November 21, 2003, with a delaying provision that it will not become effective until December 12, 2003.

The elimination of the need for a special meeting of stockholders to approve the Articles of Amendment is made possible by Articles 9.10 of the Texas Business Corporation Act ("TBCA"), which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Article 9.10, a majority of the outstanding shares of voting stock entitled to vote thereon are required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and time involved in holding a special meeting and in order to effect the Articles of Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the voting stock of the Company.



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

On November 12, 2003, there were 153,261, outstanding shares of Stock and approximately 65 stockholders of record. The approval of the Articles of Amendment requires the written consent of the holders of a majority of the outstanding shares of Stock, and each share of Stock was entitled to one vote with respect to the approval of the Articles of Amendment. By written consent in lieu of a meeting dated November 12, 2003, holders of 78,400 shares of our Stock, representing approximately 51% of our then outstanding voting power, approved the Articles of Amendment.

Under applicable federal securities laws, the Articles of Amendment cannot become effected until at least 20 calendar days after this information statement is sent or given to the stockholders of the Company. The approximate date on which this information statement is first being sent or given to stockholders is November 21, 2003.

ARTICLES OF AMENDMENT
-------- -- ---------

On November 12, 2003, the Board of Directors and majority shareholder approved the Articles of Amendment to:

o        Change  the name of the  Company  to Sunrise  Real  Estate  Development
         Group, Inc.

A copy of the Articles of Amendment is attached to this information statement as Exhibit A. While the Company does not have any business operations at this time, Management anticipates that the Company's principal business will involve a form of real estate development. Therefore Management believes that a change of the Company's name to reflect real estate development activities is in the Company's best interest.

Rule 14f-1 Change in Majority Directors Notification
----------------------------------------------------

In connection with and pursuant to that certain Stock Purchase Agreement dated October 28, 2003 between Olympus Investment Corporation ("Olympus") and Yarek Bartosz (the "Agreement"), on November 5, 2003, Olympus purchased from Mr. Bartosz 78,400 shares of common stock of the Company which represents 51% of the outstanding shares. The purchase price for the shares was US $255,000; however Olympus withheld US $15,000 pending resolution of an outstanding judgment against the Company. Olympus used working capital or cash on hand to pay to Mr. Bartosz the purchase price.

In connection with and pursuant to the Agreement, Mr. Bartosz resigned as an officer and Lin, Chi-Jung was named a member of the Board of Directors and Chiu, Chi-Yuan was elected President and Chief Executive Officer of the Company. Olympus plans to name two additional members to the Board of Directors, Chiu, Chi-Yuan and Lo, Yi-Yun within 30 days at which time Mr. Bartosz will resign as a director.

Also pursuant to the Agreement, Olympus shall cause the Company to issue 30,000 shares of common stock to Mr. Bartosz in consideration of his cancellation of an


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

approximately $10,000 debt of the Company to Mr. Bartosz. Mr. Bartosz has granted to Olympus an one-year option to purchase those shares for US $1.00 per share. Olympus intends to exercise this option.

Lin, Chi-Jung, age 44, has been over the past five years involved principally in real estate development activities in China. He is the CEO of Shanghai New Jiyang Real-Estate Consulting Co. Ltd. and Shanghai Jiyang Real Estate Development Co., Ltd.

Lo, Yi-Yun, age 33, is currently not affiliated with or employed by any company. She has worked principally in the financial and accounting related field. In her last employment she was the chief accountant for Renaissance Science Co. Ltd. and was lead accountant for Jih-Sun Security Co., Ltd. and Taiwan Sire Ltd.


Chiu, Chi-Yuan, age 38, is the Managing Director of TransCapital Asset Management Ltd. where he has served since 2002. During the period 2001 - 2003, he was vice president international business, Waterland Securities Co., Ltd., Taipei, Taiwan. From 1998 - 2000, he was vice president, Powerlink Technology Development Co., Ltd, Taipei, Taiwan.


None of the above persons has ever been convicted of a criminal offense. Each is a Taiwanese citizen.

Executive compensation
----------------------

None of the above persons have received any compensation for serving as an officer or director of the Company. Further, the Company does not contemplate paying any compensation to these officers and directors in the foreseeable future.











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

EXHIBIT A
                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                          PARALLAX ENTERTAINMENT, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is Parallax Entertainment, Inc.

                                   ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted on November 12, 2003, by the consent of the majority shareholder of the Corporation. Pursuant to Article 9.10A of the Texas Business Corporation Act, the Corporation wishes to change its name to Sunrise Real Estate Development Group, Inc.

         Articles One is hereby deleted in its entirety and replaced by the following language:

                                  "Article One

         A. The name of the Corporation is Sunrise Real Estate Development Group, Inc."

                                  ARTICLE THREE

         The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the Corporation. The article is amended to read as follows:

         The registered agent is an individual resident of the state whose name is: Carl A. Generes. The business address of the registered agent and the registered office address is: 4315 West Lovers Lane, Dallas, Texas 75209.

                                  ARTICLE FOUR

         The number of shares of the corporation outstanding at the time of such adoption was 153,261; and the number of shares entitled to vote thereon was 153,261.

                                  ARTICLE FIVE

         The holder of a majority of the shares of common stock outstanding and entitled to vote on said amendment has signed a consent in writing pursuant to
Article 9.10 adopting said amendment and any written notice  required by Article
9.10 has been given.

                                   ARTICLE SIX

         The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

                                  ARTICLE SEVEN

         This Amendment to the Articles of Incorporation shall be effective on December 12, 2003.



     Date: November 12, 2003
                                                    Parallax Entertainment, Inc.

                                                    By: /s/ Chiu, Chi-Yuan
                                                       -------------------
                                                       Chi-Yuan Chiu,
                                                       President